UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 14, 2010

VENOCO, INC.

(Exact name of registrant as specified in its charter)

Delaware	333-123711	77-0323555
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification Number)

370 17th Street, Suite 3900 Denver, Colorado	80202-1370
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (303) 626-8300

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 2.01             COMPLETION OF ACQUISITION OR DISPOSITION OF ASSETS

Venoco, Inc. completed sales of producing properties in Texas in a series of transactions which occurred on April 29, 2010, April 30, 2010 and May 14, 2010 and involved multiple purchasers.  The properties sold include the Company’s overriding royalty interest in the Hastings Complex and the Company’s interests in oil and natural gas producing properties in its Manvel field and Texas Gulf Coast properties.  An existing interest owner in two of the Gulf Coast fields exercised its right of first refusal to purchase the fields and has signed a purchase and sale agreement to that effect.  The sale of the remaining Gulf Coast properties is expected to close on or before June 18, 2010.  The aggregate net proceeds from all transactions are expected to be approximately $103.5 million, net of closing adjustments.  The purchase prices were determined through a competitive bidding process.  As a result of the transactions, the Company will no longer have any interests in oil and natural gas producing properties in Texas. The Company did, however, retain its 22.3% reversionary working interest in the Hastings Complex. Denbury Resources, Inc. purchased the overriding royalty interest in the Hastings Complex; as previously disclosed, the Company is party to an agreement with Denbury regarding the Company’s 22.3% reversionary working interest in the complex. There are no other material relationships between the Company or its affiliates, officers or directors (or any associate of such officers or directors) and any of the purchasers of the assets.

ITEM 9.01             FINANCIAL STATEMENTS AND EXHIBITS

(b) Pro forma financial information

The Venoco, Inc. unaudited pro forma condensed consolidated balance sheet as of March 31, 2010 and the unaudited pro forma condensed consolidated statements of operations for the three months ended March 31, 2010 and the year ended December 31, 2009 that give effect to the sales described therein begin on page F-1 of this report.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  May 20, 2010

VENOCO, INC.

By:	/s/ Timothy M. Marquez
Name: Timothy M. Marquez
Title: Chief Executive Officer

VENOCO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED BALANCE SHEET

AS OF MARCH 31, 2010

(In thousands)

		Pro Forma		Pro Forma
	Historical	Adjustments		As Adjusted

ASSETS
Current assets	$109,265	$(434	)(i)	$108,831
Property, plant and equipment (full cost method)	1,755,354	(108,738	)(c),(g)	1,646,616
Accumulated depletion, depreciation and amortization	(1,108,524)	—		(1,108,524)
Net property, plant and equipment	646,830	(108,738)		538,092
Other assets	43,390	—		43,390
Total assets	$799,485	$(109,172)		$690,313

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities	$98,699	$(667	)(h)(j)	$98,032
Long-term debt	715,171	(103,259	)(h)	611,912
Commodity and interest derivatives	19,264	—		19,264
Asset retirement obligations	93,968	(5,246	)(c)	88,722
Total liabilities	927,102	(109,172)		817,930
Stockholders’ equity	(127,617)	—		(127,617)
Total liabilities and stockholders’ equity	$799,485	$(109,172)		$690,313

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

VENOCO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE YEAR ENDED DECEMBER 31, 2009

(In thousands, except per share amounts)

		Pro Forma		Pro Forma
	Historical	Adjustments		As Adjusted

REVENUES:
Oil and natural gas sales	$268,865	$(26,722	)(a)	$242,143
Other	3,331	(62	)(a)	3,269
Total revenues	272,196	(26,784)		245,412
EXPENSES:
Oil and natural gas production	105,341	(12,173	)(a)	93,168
Transportation expense	4,865	(77	)(a)	4,788
Depletion, depreciation and amortization	86,226	(10,688	)(b)	75,538
Accretion of asset retirement obligations	5,765	(345	)(c)	5,420
General and administrative, net of amounts capitalized	36,939	(1,815	)(f)	35,124
Total expenses	239,136	(25,098)		214,038
Income (loss) from operations	33,060	(1,686)		31,374
FINANCING COSTS AND OTHER:
Interest expense, net	40,984	(2,642	)(d)	38,342
Amortization of deferred loan costs	2,862	—		2,862
Interest rate derivative losses (gains), net	16,676	—		16,676
Loss on extinguishment of debt	8,493	—		8,493
Commodity derivative losses (gains), net	25,743	—		25,743
Total financing costs and other	94,758	(2,642)		92,116
Income (loss) before income taxes	(61,698)	956		(60,742)
Income tax provision (benefit)	(14,400)	250	(e)	(14,650)
Net income (loss)	$(47,298)	$1,206		$(46,092)

Earnings per common share:
Basic	$(0.93)			$(0.91)
Diluted	$(0.93)			$(0.91)

Weighted average common shares outstanding:
Basic	50,805			50,805
Diluted	50,805			50,805

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

VENOCO, INC. AND SUBSIDIARIES

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

FOR THE THREE MONTHS ENDED MARCH 31, 2010

(In thousands, except per share amounts)

		Pro Forma		Pro Forma
	Historical	Adjustments		As Adjusted

REVENUES:
Oil and natural gas sales	$82,501	$(7,131	)(a)	$75,370
Other	820	(22	)(a)	798
Total revenues	83,321	(7,153)		76,168
EXPENSES:
Oil and natural gas production	23,072	(2,496	)(a)	20,576
Transportation expense	1,643	(10	)(a)	1,633
Depletion, depreciation and amortization	19,974	(2,091	)(b)	17,883
Accretion of asset retirement obligations	1,585	(93	)(c)	1,492
General and administrative, net of amounts capitalized	9,409	(439	)(f)	8,970
Total expenses	55,683	(5,129)		50,554
Income (loss) from operations	27,638	(2,024)		25,614
FINANCING COSTS AND OTHER:
Interest expense, net	10,124	(787	)(d)	9,337
Amortization of deferred loan costs	677	—		677
Interest rate derivative losses (gains), net	9,524	—		9,524
Commodity derivative losses (gains), net	(36,475)	—		(36,475)
Total financing costs and other	(16,150)	(787)		(16,937)
Income (loss) before income taxes	43,788	(1,237)		42,551
Income tax provision (benefit)	(200)	—	(e)	(200)
Net income (loss)	$43,988	$(1,237)		$42,751

Earnings per common share:
Basic	$0.83			$0.80
Diluted	$0.81			$0.79

Weighted average common shares outstanding:
Basic	50,993			50,993
Diluted	51,920			51,920

See accompanying notes to the unaudited pro forma condensed consolidated financial statements.

Venoco, Inc. and Subsidiaries

Notes to Unaudited Pro Forma Condensed Consolidated Financial Statements

1.              Basis of Presentation

The unaudited pro forma condensed consolidated financial statements are presented to give effect to the completed and scheduled sales of the Company’s producing assets in Texas (“Texas Sales”). The properties sold include the Company’s overriding royalty interest in the Hastings Complex and the Company’s interests in oil and natural gas producing properties in its Manvel field and Texas Gulf Coast properties.  An existing interest owner in two of the Gulf Coast fields exercised its right of first refusal to purchase the fields and has signed a purchase and sale agreement to that effect.  The sale of the remaining Gulf Coast properties is expected to close on or before June 18, 2010.  As the closing of this transaction is probable, the unaudited pro forma condensed consolidated financial statements include the effect of this sale.

The pro forma condensed consolidated balance sheet as of March 31, 2010, and the pro forma condensed consolidated statement of operations for the three months ended March 31, 2010 were derived from and should be read in conjunction with the unaudited financial statements included in the Company’s March 31, 2010 Form 10-Q, filed on May 4, 2010.  The pro forma condensed consolidated statement of operations for the year ended December 31, 2009 was derived from and should be read in conjunction with the audited financial statements included in the Company’s December 31, 2009 Form 10-K, filed on February 25, 2010.

•                  The unaudited pro forma condensed consolidated balance sheet reflects results as though the Texas Sales closed on March 31, 2010.

•                  The unaudited pro forma condensed consolidated statements of operations reflect results as though the Texas Sales closed on January 1, 2009.

The unaudited pro forma financial information is for informational purposes only and does not purport to present what our results would have been had these transactions actually occurred on the dates presented or to project our results of operations or financial position for any future period.

2.              Pro Forma Adjustments and Assumptions

The unaudited pro forma financial statements have been prepared by adjusting the Company’s historical financial statements as discussed below:

(a)          Represents revenues and related production and transportation expenses directly attributable to the properties sold pursuant to the Texas Sales.

(b)         Represents the pro forma effect on depletion expense, which is calculated under the units-of-production method.

(c)          Represents the pro forma effect of the removal of the Texas properties sold on the asset retirement obligation and the full cost pool for oil and natural gas properties and the related accretion expense.

(d)         Represents the pro forma effect on interest expense assuming January 1, 2009 repayments of $71.7 million on the outstanding balance on the Company’s revolving credit facility and $31.6 million of the principal balance on the Company’s second lien term loan.

(e)          Represents the pro forma income tax effect of the pro forma adjustments described herein. The Company recorded a full valuation allowance against its deferred tax assets as of December 31, 2009 and March 31, 2010. Therefore, the only pro forma tax effect related to the Texas Sales for the year ended December 31, 2009 is the elimination of the Texas margin tax component from current income tax expense. There is no pro forma income tax effect for the three months ended March 31, 2010.

(f)            Represents the general and administrative expenses, net of amounts capitalized, related to the Company’s Texas operations.  Because the Texas Sales included all of the Company’s producing assets in Texas, the Company will no longer maintain office space and personnel in the State.

(g)      Represents the allocation of the net proceeds of $103.5 million to the full cost pool for oil and natural gas properties, with no gain or loss recognized on the transaction in compliance with SEC regulations.

(h)         Represents the estimated repayment of $71.7 million of the outstanding principal balance on the revolving credit facility at March 31, 2010 and related accrued interest of $0.1 million, and repayment of $31.6 million of principal and $0.1 million of accrued interest related the second lien term loan.

(i)          Represents the Texas related Joint Interest Billing receivables of $0.1 million and equipment inventory of $0.3 million acquired by the various purchasers.

(j)             Represents the assumption of Texas related revenue suspense balances of $0.5 million by the various purchasers.